Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in Valhi, Inc.'s (i) Registration Statement on Form S-8 (Nos. 33-53633, 33-48146, 33-41507 and 33-21758) and related Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option - Stock Appreciation Rights Plan and (ii) Registration Statement on Form S-8 (No. 333-48391) and related Prospectus pertaining to the Valhi, Inc. 1997 Long-Term Incentive Plan, of our reports dated March 16, 2001 relating to the financial statements and financial statement schedules, which appear in this Annual Report on Form 10-K.




                                                      PricewaterhouseCoopers LLP


Dallas, Texas
March 21, 2001